SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                _______________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   GRADALL INDUSTRIES, INC.
            (Exact name of Registrant as specified in its charter)

                Delaware                                        36-3381606
(State  or  other  jurisdiction                              (I.R.S.  Employer
of  incorporation  or  organization)                       Identification No.)


                             406 Mill Avenue S.W.
                         New Philadelphia, Ohio 44663
              (Address of Principal Executive Offices) (Zip Code)


                Gradall Industries, Inc. 1998 Stock Option Plan

             Gradall Industries, Inc. Employee Stock Purchase Plan
                           (Full title of the Plans)


                                Bruce A. Jonker
                  Vice President and Chief Financial Officer
                           Gradall Industries, Inc.
                             406 Mill Avenue S.W.
                         New Philadelphia, Ohio  44663
                                (330) 339-2211
  (Name, address, including zip code, and telephone number, including area code of agent for service)




                        CALCULATION OF REGISTRATION FEE

 Title of
Securities                 Proposed Maximum    Proposed Maximum    Amount of
  to be      Amount to be   Aggregate Price   Aggregate Offering   Registration
Registered    Registered      Per Unit(a)          Price(a)             Fee
----------------------------------------------------------------------------
Common Stock  600,000 shares    $13.063           $7,837,800        $2,312.15
par value
  $.001

(a) Based on the average of the high and low sale prices of the shares on The NASDAQ National Market on June 23, 1998, and estimated solely for the purpose of calculating the registration fee under Rule 457(c).

PART  II.    INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

Item  3.    Incorporation  of  Documents  by  Reference
            -------------------------------------------

     The following documents filed by Gradall Industries, Inc. (the "Company") with the Securities Exchange Commission (the "Commission) are incorporated herein by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

     (c) The description of the Company's common stock set forth in its registration statement on Form 8-A (No. 0-28736) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item  6.    Indemnification  of  Directors  and  Officers
            ---------------------------------------------

     Section 145 of the Delaware General Corporation Law empowers corporations to indemnify any person who was or is a party or is threatened to be made a party to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer or director of the corporation or was serving at the request of the corporation in certain capacities with another corporation or entity. Such indemnity may extend to expenses, judgments, fines and amounts paid in settlement. Indemnification is limited generally to instances in which the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe that his conduct was unlawful. In the case of proceedings brought by or in the right of the corporation, indemnity is limited to expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such proceeding except that no indemnification for expenses is permitted where the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and to the extent otherwise determined by a court of competent jurisdiction. To the extent an officer or director has been successful in the defense of any proceeding, Section 145 requires that he be indemnified against expenses.

     Article Seventh of the Amended and Restated Certificate of Incorporation of the Company requires the Company to indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the full extent permitted thereby.

     The Delaware General Corporation Law also authorizes corporations to provide other forms of indemnification, including insurance and indemnification agreements.

Item  8.    Exhibits
            --------

     Exhibit  No.                   Description of Document
     ------------                   -----------------------

         5.1 Opinion of Black, McCuskey, Souers & Arbaugh as to the legality of the securities being registered(1)

        10.1                Gradall Industries, Inc. 1998 Stock Option Plan(2)

        10.2                Gradall Industries, Inc. Employee Stock Purchase
                            Plan(1)

        23.1                Consent of Coopers & Lybrand L.L.P.(1)

        23.2 Consent of Black, McCuskey, Souers & Arbaugh (included in their opinion filed as Exhibit 5.1)(1)

(1)   Filed  herewith.

(2) Incorporated by reference to Exhibit 10.17 to Gradall Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 001-12049)

Item  9.    Undertakings
            ------------

     The  undersigned  registrant  hereby  undertakes:

     (1) To file during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Philadelphia, Ohio on June 22, 1998.

Gradall  Industries,  Inc.
(Registrant)


By: /s/ Barry L. Phillips
   -----------------------
     Barry  L.  Phillips
     President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                         Title                          Date
     ---------                         -----                          ----


/s/ Barry L. Phillips          President  and  Director          June 29, 1998
--------------------------                                       -------------
Barry  L.  Phillips



/s/ Bruce A. Jonker            Vice  President,  Chief           June 29, 1998
--------------------------                                       -------------
Bruce  A.  Jonker              Financial  Officer  and
                               Treasurer  (Principal
                               Financial  and  Accounting
                               Officer)



/s/ David S. Williams          Director                          June 29, 1998
--------------------------                                       -------------
David  S.  Williams



                               Director
--------------------------                                       -------------
Sangwoo  Ahn



/s/ John A. Morgan             Director                          June 29, 1998
--------------------------                                       -------------
John  A.  Morgan



/s/ Perry J. Lewis             Director                          June 29, 1998
--------------------------                                       -------------
Perry  J.  Lewis



/s/ William C. Ughetta, Jr.    Director                          June 29, 1998
--------------------------                                       -------------
William  C.  Ughetta,  Jr.



/s/ Jack D. Rutherford         Director                          June 29, 1998
--------------------------                                       -------------
Jack  D.  Rutherford



/s/ Ernest Green               Director                          June 29, 1998
--------------------------                                       -------------
Ernest  Green

                                 EXHIBIT INDEX
                                 -------------


         Exhibit No.              Description of Document
         -----------              -----------------------

             5.1 Opinion of Black, McCuskey, Souers & Arbaugh as to the legality of the securities being registered(1)

            10.1        Gradall Industries, Inc. 1998 Stock Option Plan(2)

            10.2        Gradall Industries, Inc. Employee Stock Purchase
                        Plan(1)

            23.1        Consent  of  Coopers  &  Lybrand  L.L.P.(1)

            23.2 Consent of Black, McCuskey, Souers & Arbaugh (included in their opinion filed as Exhibit 5.1) (1)


(1)    Filed  herewith.

(2) Incorporated by reference to Exhibit 10.17 to Gradall Industries, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 001-12049)